UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2004

World Airways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26582 (Commission File Number)	94-1358276 (IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269

(Address of Principal Executive Offices)

(770) 632-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On November 4, 2004, the Board of Directors of World Airways, Inc., a Delaware corporation (the “Registrant”), approved an amendment to Article 8 of the Company’s Amended and Restated Bylaws (the “Bylaws”). The full text of the Bylaws, as amended and restated on November 4, 2004, is attached as Exhibit 3.1 to this report and is incorporated by reference into this Item 5.03.

     The amendment modified the text of Section 8.01(a) to require that the books of the Registrant, other than such books as are required by law to be kept within the State of Delaware, shall be kept in the State of Georgia or at such other place or places within or without the State of Delaware as the Board of Directors may from time to time determine. Section 8.01(a) previously required that the books of the Registrant shall be kept in the Commonwealth of Virginia.

ITEM 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Document
3.1	Amended and Restated Bylaws of World Airways, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Airways, Inc. (Registrant)
Date: November 10, 2004	By:	/s/ Randy J. Martinez Name: Randy J. Martinez Title: President and CEO